EXHIBIT 5.1









October 27, 2005



Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Gasco Production Company
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

San Joaquin Oil & Gas, Ltd.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Riverbend Gas Gathering, LLC
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Myton Oilfield Rentals, LLC
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Re:      Shelf Registration Statement on Form S-3

Ladies and Gentlemen:


This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") by Gasco Energy, Inc., a Nevada corporation (the "Company"), and the following subsidiaries (the "Subsidiaries") of the Company:
Gasco Production Company, a Delaware corporation ("Gasco"), San Joaquin Oil & Gas, Ltd., a Nevada corporation ("San Joaquin"), Riverbend Gas Gathering, LLC, a Nevada limited liability company ("Riverbend"), and Myton Oilfield Rentals, LLC, a Nevada limited liability company ("Myton"), relating to the offering from time to time, together or separately and in one or more series, of the following securities (the "Securities") by the Company: (i) common stock; (ii)preferred

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stock;  (iii) depositary shares; and (iv) debt securities that may be guaranteed by the Subsidiaries. "Securities" shall also include the guarantees of the debt securities by the Subsidiaries.

The Securities will have an aggregate offering price of up to $250,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Act.

Depositary shares of Company preferred stock will be deposited under a deposit agreement by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

As counsel to the Company and the Subsidiaries we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that each of the Company and San Joaquin has been duly organized and is validly existing as a corporation under the laws of the State of Nevada, that Gasco has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, and that each of Riverbend and Myton has been duly organized and is validly existing as a limited liability company under the laws of the State of Nevada. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company and the Subsidiaries and we have made no independent investigation with regard thereto.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1. The shares of Company common stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company's Board of Directors upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion

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     or  exercise  of any  Securities,  in  accordance  with  the  terms of such
     Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and nonassessable.

2. The shares of the Company preferred stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of a series of preferred stock and to approve the issuance and terms of the offering of the shares of a series of preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such series of preferred stock and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock of that series have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company's Board of Directors upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and nonassessable.

In rendering the opinions expressed above, we have further assumed that (i) all Securities will be issued and sold, and all related documents, instruments and agreements will be duly executed and delivered for good consideration and in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable depositary agreement and will take any other appropriate additional corporate action; (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable depositary agreement, duly authenticated and countersigned; and (v) at the time of the authorization and issuance of any of the Securities, the Company will be in good standing under the laws of the applicable jurisdictions. If certificates representing any Securities are not used, we have assumed that the Securities are represented by

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book  entry  or  other  means in  accordance  with  applicable  law,  rules  and regulations, including the regulations of the securities exchange or over the counter market where such Securities are listed or traded.

We express no opinion as to any obligations that parties other than the Company or the Subsidiaries may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

The foregoing opinions are limited to the federal laws of the United States of America, and the corporate laws of the States of Nevada and Delaware. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consents, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to update this opinion for any changes of fact or law which may occur hereafter.

This opinion is delivered to the addressees hereof in connection with the transactions and matters relating to the Registration Statement and the Securities and may not be used or relied upon by any other person, and may not be quoted or relied upon for any purpose without our prior written consent.

Sincerely,

/s/Dill Dill Carr Stonbraker & Hutchings, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.

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